UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Occidental Petroleum Corporation

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 2022 Annual MeetingShareholder Engagement   Occidental Petroleum Corporation   April 2022

 Cautionary statements  Annual Meeting Shareholder Engagement  2  This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including those relating to Occidental’s deployment and use of carbon capture, utilization and storage (CCUS) and direct air capture (DAC) technology as part of its net-zero strategy, which are based on Occidental’s current expectations, beliefs, plans, estimates, and forecasts. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. Words such as “will,” “may,” “expect,” “aim,” “plan,” “commitment,” “pathway,” “ambition,” “target,” “goal,” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Unless legally required, Occidental does not undertake any obligation to update, modify or withdraw any forward-looking statements as a result of new information, future events or otherwise.  These statements are not guarantees of future performance as they involve assumptions that may prove to be incorrect and risks and uncertainties, including those that are beyond Occidental’s control. Factors that may cause actual results to differ materially from forward-looking statements include Occidental’s ability to access necessary technology, to develop and employ existing or new technology on a commercial scale, to access capital, to collaborate with third parties and customers, and to receive approvals from regulatory bodies, as well as market conditions, geopolitical events, and scientific developments. Additional factors that may affect Occidental’s ability to deploy CCUS and DAC technology can be found in Occidental’s public disclosure and its filings with the SEC, which may be accessed at Occidental’s website at oxy.com or the SEC’s website at sec.gov. Information included herein is not necessarily material to an investor in Occidental’s securities.  The following presentation materials supplement the Definitive Proxy Statement of Occidental Petroleum Corporation (Occidental or Oxy) filed with the U.S. Securities and Exchange Commission (SEC) on March 25, 2022, relating to Occidental’s Annual Meeting of Shareholders to be held on Friday, May 6, 2022. These materials should be read in conjunction with the Proxy Statement.

 3  Meeting Information  Proposal  Board recommendation  1. Election of directors  FOR(each director nominee)  2. Advisory vote to approve named executive officer compensation  FOR  3. Ratification of selection of KPMG as Occidental’s independent auditor  FOR  4. Shareholder proposal requesting Occidental set and disclose quantitative short-, medium- and long-term greenhouse gas (GHG) emissions reduction targets consistent with the Paris Agreement  AGAINST  Items of Business  As always, we value your views and encourage you to share your opinions with us. This past year, Occidental proactively engaged with shareholders collectively representing a majority of shares outstanding, with independent director participation in many of these discussions. Going forward, Occidental remains committed to regular and transparent engagement with shareholders and other stakeholders, and shareholder feedback will continue to inform our viewpoints and decisions.  DATE AND TIME  Friday, May 6, 2022 at 9:00 a.m. Central Time  LOCATION  Live webcast: www.virtualshareholdermeeting.com/OXY2022  RECORD DATE  Each shareholder of record as of the close of business on March 11, 2022 (the record date) is entitled to receive notice of, attend and vote at the meeting.

 Oxy recognizes the value of shareholder engagement and has actively engaged with Follow This, including:  The Board recommends that shareholders vote AGAINST this proposal because:   Oxy has already set quantitative short-, medium- and long-term goals for Scope 1, 2 and 3 emissions that align with the goals of the Paris Agreement.  Oxy’s targets are the result of a disciplined and rigorous target setting process, overseen by our Board.  This process integrated input from shareholders and other stakeholders, incorporated insights from scenario modeling and assessments, and capitalized on Oxy’s competitive strengths.  Oxy is committed to public reporting that provides updates on progress toward our goals.  Annual Meeting Shareholder Engagement  4  Climate Strategy  Our Concerns with the Shareholder Proposal  Engagement with the Proponent  2021 discussions that led to the settled withdrawal of Follow This’ shareholder proposal  Engagement with Follow This during our recent fall/winter off-season engagement  Several discussions in connection with this 2022 proposal   Follow This has questioned whether our existing emissions reduction targets are Paris-aligned.   As demonstrated on the following slides, we strongly believe that our targets are Paris-aligned and inextricably linked with our long-term strategy for a net-zero future.

 Pathway to Net Zero  Annual Meeting Shareholder Engagement  5  Climate Strategy  Oxy has set the following Scope 1, 2 and 3 goals, among others, to achieve net zero across our total emissions inventory in accordance with the Paris Agreement1:  2024  Reduce total operational GHG emissions2 from Oil & Gas and OxyChem by  3.68 million metric tons per annum (MTPA)  CO2e*†  2032  Facilitate geologic storage or use of 25 MTPA CO2e of captured CO2*  2040  Achieve net-zero emissions in our operations and energy use (Scope 1 and 2) before 2040 with the ambition to achieve before 2035  2050  Achieve net zero for our total emissions inventory including product use  with an ambition to  achieve before 2050  BEYOND  Capture and remove global emissions beyond our Scope 1, 2 and 3  1PointFive and future OLCV technology development help accelerate Oxy’s emission reduction to net zero  1 See Appendix for a comprehensive set of Oxy’s goals  2 Compared to 2021 emissions  3 How ambitious are oil and gas companies’ climate goals? (2021, October 22). Science, 374 (6566). https://www.science.org/doi/10.1126/science.abh0687  Developing and deploying CCUS and DAC technology are key to Oxy’s pathway to net zero  * Short- and medium-term goals announced in December 2021.  † “CO2e” means carbon dioxide (CO2) equivalent — obtained by converting a mixture of GHG to a single number based on the global warming potential currently applied in the U.S. EPA GHG Reporting Program for each individual GHG in the mixture.   These goals are inextricably linked to the strategy adopted by our executive team and our Board of Directors. In turn, this strategy has been designed to capitalize on Oxy’s competitive strengths.  TAKE-AWAY: Oxy is working to lead the industry toward a lower-carbon energy future.  Oxy is one of the 3 oil & gas companies whose long-term targets were viewed by TPI as aligned with the 1.5°C pathway. Also recognized in Science as the only oil & gas company that plans to reduce its GHG intensity below the 1.5°C benchmark by 2050.3

CLIMATE STRATEGY

6

ROADMAP TO ACHIEVING OUR GOALS: DAC DEVELOPMENT SCENARIOS

Current support scenario assumes today's policy, voluntary and compliance markets
Net-zero support scenario assumes increase in global policy incentives and demand in voluntary and compliance markets led by net-zero business to achieve global targets for society by 2050


Estimated # of commercial DAC plants online
DE-RISKING & INNOVATION
• Policy Incentives
• Customer Support
• Process Innovation
CURRENT SUPPORT SCENARIO
NET-ZERO SUPPORT SCENARIO
135 PLANTS
~2.5% of DAC 5,000 MTPA addressable market
70 PLANTS
~1.5% of DAC 5,000 MTPA addressable market
2021 - 2024
2025 – 2030: MANUFACTURING MODE
2031 – 2035: COMMODITY DEVELOPMENT

ANNUAL MEETING SHAREHOLDER ENGAGEMENT

 FIRST COMMERCIAL DAC FACILITY TO BE BUILT IN THE PERMIAN BASIN  FIRST FACILITY EXPECTED TO REMOVE UP TO 1 million tonnes OF CO2 annually  TEAMED UP WITH CARBON ENGINEERING TO DEPLOY TECHNOLOGY TO REMOVE CO2 FROM THE ATMOSPHERE AT SCALE   Artist Rendering  FIRST COMMERCIAL DAC Expected operational in LATE 2024   Direct Air Capture  Highlights

 PROGRESS TOWARD DAC 1   Annual Meeting Shareholder Engagement  8  DIRECT AIR CAPTURE  Exclusive DAC and AIR TO FUELS™ license for U.S. deployment and OLCV has a worldwide agreement as the execution partner for all DAC and AIR TO FUELS deployments   1PointFive has teamed up with global EPC Worley for the FEED on DAC 1 and pre-FEED on the first AIR TO FUELS facility  First DAC facility in FEED with construction expected to begin 2H2022 and planned start-up in late 2024 in Permian Basin  Carbon Engineering Innovation Centre built for technology advancements and is currently in commissioning   LICENSE TO BUILD   EPC SELECTION FOR FEED  FEED UNDERWAY FOR DAC 1   INNOVATION CENTRE  ARTIST RENDERING

9

CO_2 STORAGE

HUB DEVELOPMENT


Project Tundra
Permian Sequestration
Holcim Portland Cement Plant
Velocys Bayou Fuels
West Bay Sequestration Hub
NextDecade Rio Grande LNG
Potential development for future sequestration hubs
Planned sequestration hub site
Capture and sequestration project partnerships

CURRENT SUPPORT SCENARIO

3 DEDICATED SEQUESTRATION HUBS EXPECTED TO BE ONLINE BY 2025

- **Multiple land/pore space access agreements executed with expectation of more than 100,000 net acres** by the end of 2022
- Planning **multiple sequestration sites on the Gulf Coast**
- **Two Class VI Permits to Construct filed** for West Bay Sequestration Hub in Allen Parish, Louisiana
- Advised on approved Class VI permit for Project Tundra
- **Hobbs, Denver Unit, WSSAU certified under U.S. EPA MRV process, CARB CCS protocol in process**
- Multiple sequestration hubs underpinned by planned CO_2 volumes from DAC facilities

SCENARIO	NUMBER OF HUBS	CO_2 CAPACITY (each)
Current Support	3	6+ MTPA
Net-Zero Support	6	10+ MTPA

ANNUAL MEETING SHAREHOLDER ENGAGEMENT

CLIMATE STRATEGY

10

ALIGNING OUR SCOPE 3 GOALS WITH A NET-ZERO TRAJECTORY

Scenarios that involve new technologies are inherently challenging to forecast and non-linear. To set medium-term carbon management targets that are consistent with a net-zero-by-2050 trajectory, we leverage CCUS and DAC projection pathways – and carbon capture growth factor assumptions – from a range of external sources.

IEA[1] NET-ZERO BY 2050 ROADMAP


Global CO₂ capture by source in the NZE
Gt CO₂
8
6
4
2
2020
2025
2030
2035
2040
2045
2050
Other
Direct air capture
Fuel supply
Hydrogen production
Biofuels production
Other
Industry
Industry combustion
Industry processes
Electricity sector
Bioenergy
Gas
Coal

CCUS growth factor (2030-2050): 5x
DAC growth factor (2030-2050): 9x

Source: IEA (2021) Net Zero by 2050: A Roadmap for the Global Energy Sector. All rights reserved.

PRINCETON UNIVERSITY NET-ZERO AMERICA


2030
2035
2040
2045
2050
Captured CO₂ (million tonnes/y)
1800
1600
1400
1200
1000
800
600
400
200
0
ATR-CCS
DAC
BECCS-H2
BECCS-pyrolysis
BECCS-electricity
NGCC-CCS
Cement and lime
65
200
250
580
440
890
720
1,270
1,060
1,670
E+
E+RE-
E+
E+RE-
E+
E+RE-
E+
E+RE-
E+
E+RE-

CCUS growth factor (2030-2050): 8-16x

Source: "Net-Zero America" by Princeton University is licensed under CC BY NC 4.0.

IPCC[2] 1.5°C REPORT SCENARIOS


Global Carbon Capture & Storage (total)
40 Gt CO₂
30
20
10
0
2000
2020
2040
2060
2080
2100

CCUS growth factor (2030-2050): ~10x
(median among surveyed scenarios)

Source: "The Role of Carbon Capture and Storage in the Mitigation of Climate Change" by Center for International Climate Research [G. Peters and I. Sognnæs] is licensed under CC BY using data from IAMC 1.5°C Scenario Explorer Release 2 hosted by IIASA; Mitigation pathways assessed in the IPCC Special Report on Global Warming of 1.5°C, 2018.

[1] International Energy Agency
[2] Intergovernmental Panel on Climate Change

ANNUAL MEETING SHAREHOLDER ENGAGEMENT

 Comparison of scale-up of Oxy’s 2032 target with Recognized net-zero scenarios  Annual Meeting Shareholder Engagement  11  Climate Strategy  The chart below is an illustrative example of how Oxy’s medium-term net-zero goal, which is CCUS-driven, aligns with the net-zero scenarios outlined on the preceding slide.  1Source: IEA (2021) Net Zero by 2050: A Roadmap for the Global Energy Sector. All rights reserved.  2Source: “The Role of Carbon Capture and Storage in the Mitigation of Climate Change” by Center for International Climate Research [G. Peters and I. Sognnæs] is licensed under CC BY using data from IAMC 1.5°C Scenario Explorer Release 2 hosted by IIASA; Mitigation pathways assessed in the IPCC Special Report on Global Warming of 1.5°C, 2018; Median CCUS.3Source: “Net-Zero America” by Princeton University is licensed under CC BY NC 4.0.4Scope 3 emissions estimate is based on the transportation, processing and combustion end use of Oxy’s 2020 oil and gas production.      Scenario/Case  2032 Oxy Target Captured CO2 Quantity(million tonnes CO2/yr)  Carbon Capture Growth Factor(2030-2050)  2050 Carbon Capture Growth Factor Quantity  (million tonnes CO2/yr)  Scenario Total 2050 Market(million tonnes CO2/yr)  IEA Net-Zero CCUS1  25  x5  125  7,600 (1.6%)  IEA Net-Zero DAC1  25  x9  225  630 (35%)  IPCC 1.5°C Report2(Includes 200+ net-zero scenarios)  25  x10  250  10,000 (2.5%)  Princeton University Net-Zero America3  25  x8 – x16  200 – 400  1,000 – 1,670  2032 Medium-Term Target: Facilitate 25 million tonnes per year of geologic storage or utilization of captured CO2 in our value chain (Scope 1, 2 and 3) by 2032 or other means of recognized climate mitigation technologically feasible in that time period.  Oxy’s 2020 Scope 1-3 Emissions4 = ~250 million tonnes CO2e/yr

 ONE SIZE DOES NOT FIT ALL  Annual Meeting Shareholder Engagement  12  Climate Strategy  However, applying this statement uniformly to all companies and their pathways does not take into account, among other things:  the range of 200+ scenarios in the IPCC 1.5°C Report  the different rates of emissions reductions in different sectors in these scenarios  the importance of CCUS and DAC to reaching net-zero by 2050 as recognized by the IPCC and the IEA  the assumed trajectory of CCUS and DAC development in net-zero-by-2050 scenarios     In our discussions with Follow This and in related media coverage, Follow This has asserted that alignment with the Paris Agreement requires reducing Scope 1, 2 and 3 emissions by roughly half by 2030.   This assertion appears to be based on a statement in the IPCC 1.5°C Report that in certain 1.5°C model pathways, global net anthropogenic CO2 emissions decline by about 45% by 2030.1  1 Rogelj, J., D. Shindell, K. Jiang, S. Fifita, P. Forster, V. Ginzburg, C. Handa, H. Kheshgi, S. Kobayashi, E. Kriegler, L. Mundaca, R. Séférian, and M.V.Vilariño, 2018: Mitigation Pathways Compatible with 1.5°C in the Context of Sustainable Development. In: Global Warming of 1.5°C. An IPCC Special Report on the impacts of global warming of 1.5°C above pre-industrial levels and related global greenhouse gas emission pathways, in the context of strengthening the global response to the threat of climate change, sustainable development, and efforts to eradicate poverty [Masson-Delmotte, V., P. Zhai, H.-O. Pörtner, D. Roberts, J. Skea, P.R. Shukla, A. Pirani, W. Moufouma-Okia, C. Péan, R. Pidcock, S. Connors, J.B.R. Matthews, Y. Chen, X. Zhou, M.I. Gomis, E. Lonnoy, T. Maycock, M. Tignor, and T. Waterfield (eds.)]. In Press.  BOTTOM LINE:   Oxy has established proactive, Paris-aligned short-, medium- and long-term targets that tie directly to our ambitious strategy to achieve net zero for Oxy’s Scope 1, 2 and 3 emissions by 2050. Our targets and strategy recognize that all avenues of emissions mitigation, including renewables, energy efficiency, methane capture, carbon removal and CCUS, will be needed to reach net zero. While Oxy’s net-zero strategy is multi-faceted, CCUS and DAC are at the heart of our strategy, which capitalizes on Oxy’s competitive strengths.   Follow This’ view of Paris alignment is counter to Oxy’s STRATEGY, COMPETITIVE STRENGTHS AND value proposition.   Paris-aligned 1.5°C scenarios require a portfolio of climate solutions and include a variety of pathways with varying trajectories for different technologies and industries—no one trajectory can apply to all industries.

 Supported By Robust Board Oversight Process  Oversight Structure  Sustainability and Shareholder Engagement Committee oversees stakeholder engagement, external reporting on ESG and sustainability matters, and the company’s social responsibility programs. The Committee also monitors climate-related public policy trends and related regulatory matters.  Environmental, Health & Safety Committee reviews environmental, health and safety performance as part of our risk management processes.  Audit Committee oversees Enterprise Risk Management (ERM) process, including oversight of internal process to identify, assess, monitor, manage and report climate risks.  Executive Compensation Committee establishes parameters and goals that determine executive compensation, including elements related to sustainability performance and climate-related targets.   Annual Meeting Shareholder Engagement  13  Climate Strategy  Our Board of Directors, its committees and Oxy senior management work carefully together to implement and promote effective oversight of Oxy’s climate-related risks and strategy.  Oversight Process  Senior management reports to the Board on environmental and sustainability matters, including climate-related risks and opportunities, during regularly scheduled Board and committee meetings, annual strategy sessions and informally during regular business.  Throughout 2021, the OLCV team updated the Board on Oxy’s low-carbon strategy, including a review of objectives, the CO2 economy and competitive landscape, and low-carbon investment opportunities and current projects.  In addition to discussions with management, at its dedicated strategy session in September 2021, Dr. Julio Friedmann of Columbia University’s Center on Global Energy Policy presented to the Board on CO2 removal, with an emphasis on CCUS and DAC, and the energy transition.

 Committed to Thoughtful Refreshment  The Board is actively seeking additional members to enhance the diverse viewpoints and expertise currently represented on the Board and to increase the Board’s racial, ethnic and gender diversity.  14  Board of Directors  Independence  Tenure  Diversity  Annual Meeting Shareholder Engagement  STEPHEN I. CHAZEN  Chair  President, CEO & Chairman, Magnolia Oil & Gas  JACK B. MOORE  Vice Chair  Former President & CEO, Cameron International  VICKY A. BAILEY  Former Assistant Secretary, U.S. Dept. of Energy  President, Anderson Stratton International  ANDREW GOULD  Former Chairman and Chief Executive Officer, Schlumberger  CARLOS M. GUTIERREZ  Co-Founder, Executive Chairman & CEO, EmPath, Inc.  VICKI HOLLUB  President and Chief Executive Officer, Occidental  WILLIAM R. KLESSE  Former CEO & Chairman of the Board, Valero Energy  AVEDICK B. POLADIAN  Former Executive Vice President and Chief Operating Officer, Lowe Enterprises  ROBERT M. SHEARER  Former Managing Director, BlackRock Advisors, LLC

 Committed to BesT-in-Class Governance  Corporate Governance  Annual Meeting Shareholder Engagement  15  Board PRACTICES   Independent Chairman and Independent Vice-Chairman   Annual elections of the entire Board by a majority of votes cast  Mandatory resignation if a majority vote is not received  Demonstrated commitment to Board refreshment  Tenure policy that seeks to maintain an average tenure of 10 years or less for non-employee directors  Board committees composed entirely of independent directors  Meaningful director stock ownership guidelines (6x annual cash retainer) with holding requirement  Annual evaluations of the Board, each committee and individual directors  One meeting dedicated to strategy discussions every year with an expanded management group, in addition to ongoing strategy oversight  Shareholder Rights  Ability of shareholders to call a special meeting at a 15% threshold  Ability of shareholders to propose an action by written consent at a 15% threshold  Shareholder right to proxy access (3% for 3 years, up to 20% of the Board)  Confidential Voting Policy  Nominating Policy to consider properly submitted shareholder-recommended director nominees  No supermajority voting requirements  Active independent director participation in and oversight of the shareholder engagement program

 Committed to Pay-for-Performance  Annual Meeting Shareholder Engagement  16  Executive Compensation  Highlights of Executive Compensation Program  Pay-for-performance  Substantial majority of named executive officer (NEO) compensation is performance-based  Compensation Committee reviews metrics underlying award program annually to evaluate continued alignment with business priorities  Act on shareholder feedback  Increased sustainability weighting for company performance portion of 2021 ACI award   Included targets for carbon ventures and reduction projects (Scope 3) and emissions reduction efforts (Scope 1 and 2)  Deemphasized production growth metrics  Clawback in the event of misconduct  Emphasize stock ownership  Monitor compensation program for risk  Use double-trigger equity vesting for equity awards  Use relative and absolute performance measures for equity awards  CEO Direct Target Compensation Reduction for 2021  * Set by the Compensation Committee in February 2020  CEO Compensation  Average Other NEO Compensation  (in thousands)

 APPENDIX

 Annual Meeting Shareholder Engagement  18  Climate Strategy  Strategy to Achieve Net Zero  As the first U.S. oil & gas company to establish a net-zero goal for total carbon inventory (including use of products), our strategy employs four key elements to achieve net-zero emissions before 2050.  Revolutionize carbon management by applying our 50+ years of leadership in CO2 separation, transportation, use, recycling and storage  Reduce emissions across our operations through employee-driven innovation and state-of-the-art, cost-effective technologies  Reuse and recycle CO2 with technologies and partnerships that use captured CO2 to enhance existing products and produce new low-carbon or zero-emissions products  Remove existing CO2 from the atmosphere for beneficial use and safe, permanent sequestration

 44  GHG SCOPE  TARGET DATE  TYPE  METRIC  Scope 1 + 2  2021  Annual  Milestones in emissions reduction efforts established annually by the Board of Directors  Scope 3  2021  Annual  Milestones in Low Carbon Ventures projects established annually by the Board of Directors  Scope 1 + 2  2024  Absolute  (Credit Facility KPI)  Reduce Oxy’s combined Scope 1 and Scope 2 CO2e emissions from worldwide operated assets  by at least 3.68 million metric tons per year by 2024, compared to our 2021 emissions  Scope 1 + 2  2025  Carbon Intensity  Oil & Gas Scope 1+2 GHG emissions intensity of 0.02 MTCO2e/BOE  Scope 1 + 2  2025  Absolute  OxyChem Scope 1+2 GHG emissions reduced by 187,990 MTCO2e  Scope 1 + 2  2025  Absolute  OxyChem Scope 1+2 GHG emissions reduced by 2.33%  Scope 1 + 2  2025  Carbon Intensity  OxyChem Scope 1+2 GHG emissions intensity reduced by 2.7%  Scope 1  2025  Methane Intensity  Methane emissions intensity <0.25% of produced & marketed gas  SHORT-TERM GHG GOALS (2021-25)  ADVANCING NET ZERO  19  Annual Meeting Shareholder Engagement

 45  GHG SCOPE  TARGET DATE  TYPE  METRIC  MEDIUM-TERM (2026-2035)  Scope 1  2030  Absolute  Eliminate all routine flaring by 2030  Scopes 1, 2 + 3  2032  Absolute CCUS  Facilitate 25 million metric tons per year of geologic storage or utilization of captured CO2 in our value chain by 2032 (or other recognized, technologically feasible climate mitigation)  Scope 1 + 2  2035  Net-Zero Ambition  Achieve net zero for Scope 1+2 emissions with an ambition before 2035  LONG-TERM (2036-2050)  Scope 1 + 2  2040  Net-Zero Goal  Achieve net zero for Scope 1+2 emissions before 2040  Scope 3  2050  Net-Zero Ambition  Achieve net zero for total carbon impact (including Scope 3 emissions chiefly from the use of our products) with an ambition to do so before 2050  Scope 3  Beyond 2050  Net-Zero Ambition  Total carbon impact through global deployment of CCUS, DAC, and other solutions to advance a net-zero world beyond 2050  MEDIUM- AND LONG-TERM GHG GOALS  ADVANCING NET ZERO  20  Annual Meeting Shareholder Engagement

OXY CARBON MANAGEMENT TIMELINE

21

1972
CO_2-EOR initiated in Crane/Upton Counties, TX

1983
Denver Unit begins CO_2-EOR operations

2000
Acquired Altura Energy, a leading CO_2-EOR operator in the Permian

2008
Original 45Q tax credit for carbon storage and use established

2010
CO_2 Century Plant came online with the capacity to capture 8+ Mtpa

2015
Denver Unit CO_2 field MRV approved, the first by the US EPA

2017
Hobbs CO_2 field MRV approved, the second by US EPA

2018
- Expanded 45Q (Future Act) changes approved by Congress, incentivizing carbon capture
- Established Low Carbon Ventures group
- Joined Oil and Gas Climate Initiative
- White Energy capture project feasibility study announced
- Goldsmith Solar and Oman projects announced
- Invested in NET Power
- Published first climate report

2019
- Invested in Carbon Engineering
- Invested in XCHG to create global marketplace for carbon credits
- Board created Sustainability and Shareholder Engagement Committee
- Goldsmith Solar Facility successful startup
- Invested in Cemvita, a biotech startup focused on bioengineered pathways for CO_2 utilization
- Formed TerraLithium JV
- OLCV forms Technical Advisory Services to support CCUS projects around the world
- CARB applications for fuel pathways and permanence submitted

2020
- Carbon Finance Labs formed
- 1PointFive development company created to deploy Carbon Engineering's DAC technology
- Sequestration business formed to finance, develop, operate, and maintain CO_2 sequestration hubs in the US
- 45Q extended by 2 years to 2026; USE-IT Act approved
- Announced 2050 net-zero ambition and strategy for Scope 1, 2, 3 in climate report
- OLCV awarded Project Tundra carbon storage consulting services contract
- First US Oil & Gas Company to endorse the World Bank's Zero Routine Flaring by 2030 initiative

2021
- Obtained third MRV with West Seminole San Andres Unit
- First ever Carbon-Neutral Oil shipment

ANNUAL MEETING SHAREHOLDER ENGAGEMENT

22

OLCV CCUS TIMELINE - ACCOMPLISHED

2019 · 2020 · 2021 · 2022

1 — OLCV KEY INVESTMENTS

- Starts Point-Source CCUS for CO_2 EOR, project pre-FEED
- Invests in Carbon Engineering
- Invests in NET Power
- Explores products – Cemvita for OxyChem

2 — 1POINTFIVE FORMED

- 1PointFive secures exclusive license for DAC in the U.S.
- OLCV forms 1PointFive development platform

3 — DAC 1 FEED

- 1PointFive selects Worley for FEED, FEED for DAC 1 begins

4 — AIR TO FUELS™ 1 PRE-FEED

- Selects Worley for AIR TO FUELS™ 1 pre-FEED in Canada
- OLCV & Huron development partners

5 — WORLDWIDE DEPLOYMENT

- Secures worldwide agreement as deployment and execution partner for DAC and AIR TO FUELS™ solutions

6 — LAND DEALS + POINT-SOURCE CCUS

- 1PointFive secures land deals for first two sequestration hubs in Louisiana

7 — CARBON REMOVAL CREDIT SALES

- Airbus signs purchase agreement for 400,000 tonnes of Carbon Removal Credits from DAC 1

8 — INNOVATION CENTRE

- CE Carbon Innovation Centre for ongoing technology development and testing

ANNUAL MEETING SHAREHOLDER ENGAGEMENT

OLCV CCUS TIMELINE – FUTURE 23 Complete FEED in 2Q2022 1PointFive groundbreaking for DAC 2H2022 1PointFive starts up DAC 1 late 2024 CONTINUED GROWTH DAC & AIR TO FUELS™ facilities development continues Additional CO2 utilization platforms launch 2022 2023 2024 2025 LCV explores new CO2 utilization ventures Expect 4 – 6 DACs to start FEED/Construction 2023-2024 – U.S. & Int’l First AIR TO FUELS™ facility in Canada begins construction in 2024 Sequestration Hubs 1 & 2 come online